Exhibit 32

OFFICER CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350*

In connection with the Quarterly Report of Guaranty Federal Bancshares, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Shaun A. Burke, President and Chief Executive Officer and Carter M. Peters, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shaun A. Burke	/s/ Carter M. Peters

Shaun A. Burke	Carter M. Peters
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

May 8, 2020	May 8, 2020

* A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.